Exhibit 5.1
January 8, 2007
HFF, Inc.
429 Fourth Avenue
Suite 200
Pittsburgh, Pennsylvania 15219
     Re:      Form S-1 Registration Statement
                 Registration No. 333-138579
Gentlemen and Ladies:
We have acted as counsel to HFF, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-1 (Registration No. 333-138579) originally filed on November 9, 2006 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and as subsequently amended (the “Registration Statement”), relating to the proposed issuance of up to 16,445,000 shares (the “Shares”) of the Company’s Class A Common Stock, par value $0.01 per share (“Common Stock”), which will be sold to the Underwriters named in the Registration Statement pursuant to the Underwriting Agreement substantially in the form filed as Exhibit 1.1 to the Registration Statement (the “Underwriting Agreement”). This opinion letter is being furnished to the Company in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the Securities Act, and no opinion is expressed herein as to any matter other than as to the validity of the Shares.
In rendering the opinion expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of rendering this opinion, including the following documents:
          (1) the Registration Statement;
          (2) the form of Underwriting Agreement;

          (3) the Sale and Merger Agreement (the “Merger Agreement”), filed as Exhibit 2.[•] to the Registration Statement; and
          (4) the forms of restated Certificate of Incorporation (the “Restated Certificate of Incorporation”) and bylaws (the “Restated Bylaws”) of the Company, filed as Exhibits 3.1 and 3.2, respectively, to the Registration Statement.
As to the facts on which this opinion is based, we have relied upon certificates of public officials, certificates and written statements (including representations in the Underwriting Agreement and the Merger Agreement) of officers and representatives of the Company, and the due performance by the parties of their respective obligations set forth in the Underwriting Agreement and the Merger Agreement.
In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as original documents, and the conformity to original documents of all documents submitted to us as copies. In rendering the opinion set forth below, we have also assumed (i) the Restated Certificate of Incorporation and the Restated Bylaws will have been approved by the Board of Directors and the stockholders of the Company in accordance with the General Corporation Law of the State of Delaware; (ii) the Restated Certificate of Incorporation will have been filed with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”); (iii) the Restated Certificate of Incorporation and the Restated Bylaws will have become effective substantially in the forms filed as exhibits to the Registration Statement; and (iv) the consummation of the merger contemplated in the Merger Agreement (including the filing of the certificate of merger with the Delaware Secretary of State) and the other transactions described in the Registration Statement under “Related Party Transactions – Reorganization Transactions.”
The opinion expressed herein is limited to the Delaware General Corporation Law and we express no opinion concerning the laws of any other jurisdiction. As used herein, the “Delaware General Corporation Law” includes the statutory provisions contained therein and reported judicial decisions interpreting those laws.
On the basis of the foregoing and subject to the assumptions and qualifications set forth in this letter, we are of the opinion that when (i) the Registration Statement has been declared effective by the Commission, (ii) the Underwriting Agreement has been executed and delivered by the parties thereto, and (iii) the Shares are issued and delivered against receipt by the Company of payment therefor at a price per Share not less than the per share par value of the Company’s Common Stock as contemplated by the Registration Statement and in accordance with the terms of the Underwriting Agreement, the Shares will be validly issued, fully paid and nonassessable.
This opinion letter has been prepared for your use solely in connection with the Registration Statement. We assume no obligation to advise you of any changes in the foregoing subsequent to the effectiveness of the Registration Statement.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.
Very truly yours,